                                                               Page 40
                                                   Exhibit 10(iii)A(s)










                   NATIONAL SERVICE INDUSTRIES, INC.
                        EXECUTIVE SAVINGS PLAN

















                  (Effective As of September 1, 1994)

Page 41
                                                   Exhibit 10(iii)A(s)


                   NATIONAL SERVICE INDUSTRIES, INC.
                        EXECUTIVE SAVINGS PLAN

                           TABLE OF CONTENTS



ARTICLE I      INTRODUCTION AND ESTABLISHMENT. . . . . . . . .  1

ARTICLE II     DEFINITIONS . . . . . . . . . . . . . . . . . .  1

     2.1  Account. . . . . . . . . . . . . . . . . . . . . . .  1
     2.2  Beneficiary. . . . . . . . . . . . . . . . . . . . .  1
     2.3  Bonus. . . . . . . . . . . . . . . . . . . . . . . .  1
     2.4  Change in Control. . . . . . . . . . . . . . . . . .  1
     2.5  Class Year . . . . . . . . . . . . . . . . . . . . .  2
     2.6  Class Year Account . . . . . . . . . . . . . . . . .  2
     2.7  Code . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.8  Company. . . . . . . . . . . . . . . . . . . . . . .  3
     2.9  Election Form. . . . . . . . . . . . . . . . . . . .  3
     2.10 Employer . . . . . . . . . . . . . . . . . . . . . .  3
     2.11 ERISA. . . . . . . . . . . . . . . . . . . . . . . .  3
     2.12 Executive. . . . . . . . . . . . . . . . . . . . . .  3
     2.13 Fiscal Year. . . . . . . . . . . . . . . . . . . . .  3
     2.14 Interest Earnings Rate . . . . . . . . . . . . . . .  3
     2.15 Participant. . . . . . . . . . . . . . . . . . . . .  3
     2.16 Plan . . . . . . . . . . . . . . . . . . . . . . . .  3
     2.17 Plan Administrator . . . . . . . . . . . . . . . . .  3
     2.18 Plan Year. . . . . . . . . . . . . . . . . . . . . .  4
     2.19 Prime Rate . . . . . . . . . . . . . . . . . . . . .  4
     2.20 Termination for Cause. . . . . . . . . . . . . . . .  4
     2.21 Termination of Service . . . . . . . . . . . . . . .  4
     2.22 Total and Permanent Disability . . . . . . . . . . .  4
     2.23 Valuation Dates. . . . . . . . . . . . . . . . . . .  4

ARTICLE III    PARTICIPATION . . . . . . . . . . . . . . . . .  1

     3.1  Eligibility to Participate . . . . . . . . . . . . .  1
     3.2  Deferral Election. . . . . . . . . . . . . . . . . .  1

ARTICLE IV     INTEREST OF PARTICIPANTS. . . . . . . . . . . .  1

     4.1  Accounting for Participants' Interests . . . . . . .  1
     4.2  Vesting of a Participant's Account . . . . . . . . .  1
     4.3  Distribution of a Participant's Account. . . . . . .  1
     4.4  Hardship . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE V      PLAN ADMINISTRATOR. . . . . . . . . . . . . . .  1

     5.1  Committee. . . . . . . . . . . . . . . . . . . . . .  1
     5.2  Action . . . . . . . . . . . . . . . . . . . . . . .  1
     5.3  Right and Duties . . . . . . . . . . . . . . . . . .  1

                                                               Page 42
                                                   Exhibit 10(iii)A(s)

     5.4  Compensation, Indemnity and Liability. . . . . . . .  2
     5.5  Taxes. . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE VI     CLAIMS PROCEDURE. . . . . . . . . . . . . . . .  1

     6.1  Claims for Benefits. . . . . . . . . . . . . . . . .  1
     6.2  Appeals. . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE VII    AMENDMENT AND TERMINATION; CHANGE IN CONTROL. .  1

     7.1  Amendments . . . . . . . . . . . . . . . . . . . . .  1
     7.2  Termination of Plan. . . . . . . . . . . . . . . . .  1
     7.3  Change In Control Provisions . . . . . . . . . . . .  1

ARTICLE VIII   MISCELLANEOUS . . . . . . . . . . . . . . . . .  1

     8.1  Limitation on Participant's Rights . . . . . . . . .  1
     8.2  Benefits Unfunded. . . . . . . . . . . . . . . . . .  1
     8.3  Other Plans. . . . . . . . . . . . . . . . . . . . .  1
     8.4  Receipt or Release . . . . . . . . . . . . . . . . .  1
     8.5  Governing Law. . . . . . . . . . . . . . . . . . . .  2
     8.6  Gender, Tense, and Headings. . . . . . . . . . . . .  2
     8.7  Successors and Assigns; Nonalienation of Benefits. .  2

APPENDIX A     Election To Participate And Beneficiary
               Designation . . . . . . . . . . . . . . . . . .A-1

APPENDIX B     Election To Defer Distribution. . . . . . . . .B-1

Page 43
                                                   Exhibit 10(iii)A(s)

                               ARTICLE I

                    INTRODUCTION AND ESTABLISHMENT

     National Service Industries, Inc. ("Company") hereby establishes the National Service Industries, Inc. Executive Savings Plan ("Plan") for the benefit of eligible management and highly compensated employees of the Company and its affiliated or related employers. The Plan is designed to assist eligible employees in accumulating capital and supplementing their retirement income.

     The terms of this Plan are applicable only to eligible employees who are actively employed on or after September 1, 1994. Any employee who terminates his employment relationship prior to that date shall not be covered by this Plan.

                                                               Page 44
                                                   Exhibit 10(iii)A(s)


                              ARTICLE II

                              DEFINITIONS


          When used in this Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

          2.1 "Account" means the records maintained by the Plan Administrator to determine each Participant's interest under this Plan. Such Account may be reflected as an entry in the Company's records, or as a separate account under a trust, or as a combination of both. Each Participant's Account shall consist of subaccounts for each Class Year to reflect his deferral of Bonus (if any) for such Class Year and earnings thereon. The Plan Administrator may establish such additional subaccounts as it deems necessary for the proper administration of the Plan.

          2.2 "Beneficiary" means the person or persons last designated in writing by the Participant to receive the amount in his Account in the event of such Participant's death; or if no designation shall be in effect at the time of a Participant's death or if all designated Beneficiaries shall have predeceased the Participant, then the Beneficiary shall be the Participant's estate.

          2.3 "Bonus" means any performance or discretionary bonus awarded by the Company to a Participant for a Fiscal Year.

          2.4  "Change in Control" means any of the following events:

               (i) The acquisition (other than from the Company) by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934
          Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; or

               (ii) The individuals who, as of September 1, 1994, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; Provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds

Page 45
                                                   Exhibit 10(iii)A(s)

          of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

               (iii) Approval by stockholders of the Company of (1) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to subsection (i) above, solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or
          (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

          2.5 "Class Year" means the Fiscal Year for which a deferral of Bonus is elected.

          2.6 "Class Year Account" means the subaccount set up to reflect the Participant's deferral of Bonus for each Class Year and any earnings thereon.

          2.7 "Code" means the Internal Revenue Code of 1986, as amended.

                                                               Page 46
                                                   Exhibit 10(iii)A(s)


          2.8 "Company" means National Service Industries, Inc., a Delaware Corporation, or its successor or successors.

          2.9 "Election Form" means the form prescribed by the Plan Administrator on which a Participant may specify the amount of his Bonus that is to be deferred pursuant to the provisions of Article III.

          2.10 "Employer" means the Company and any affiliated or related employer designated by the Company to participate in the Plan.

          2.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          2.12 "Executive" means an officer of the Company or one of the Company's Operating Divisions, and other designated employees. Any dispute regarding any individual's classification shall be determined by the Plan Administrator in its sole discretion.

          2.13 "Fiscal Year" means the year commencing on September 1 and ending on August 31 of the following calendar year.

          2.14 "Interest Earnings Rate" means an interest rate (i) for the period October 1 to March 31 equal to one percent (1%) above the average of the Prime Rates on October 1 and on January 1, and (ii) for the period April 1 to September 30 equal to one percent (1%) above the average of the Prime Rates on April 1 and July 1, provided that for a Participant who on a valuation date is an executive officer of the Company for whom disclosure of compensation information is required by the Proxy Rules adopted by the Securities and Exchange Commission, the Interest Earnings Rate credited on such Valuation Date shall not exceed 120% of the Federal mid-term rate (as determined under Section 1274(d) of the Code).

          2.15 "Participant" means an Eligible Executive as defined in Section 3.1 (or an individual who was an Eligible Executive), a portion of whose Bonus for any Fiscal Year has been deferred pursuant to the Plan and whose interest in the Plan has not been wholly distributed.

          2.16 "Plan" means the National Service Industries, Inc. Executive Savings Plan as set forth herein and as it may be amended from time to time.

          2.17 "Plan Administrator" means the Committee appointed pursuant to Article V to administer the Plan. In the absence of such appointment, the Company shall be the Plan Administrator.

Page 47
                                                   Exhibit 10(iii)A(s)

          2.18  "Plan Year" means the Fiscal Year.

          2.19 "Prime Rate" means the prime rate of interest on a particular date, as established by the Wachovia Bank of Georgia, N.A. (or its successor).

          2.20 "Termination for Cause" means the Executive has terminated employment and has been found by the Committee to be guilty of theft, embezzlement, fraud or misappropriation of the Company's property or of any action which, if the individual were an officer of the Company, would constitute a breach of fiduciary duty.

          2.21 "Termination of Service" or similar expression means the termination of the Participant's employment as an Executive. A Participant who is granted a temporary leave of absence, whether with or without pay, shall not be deemed to have terminated his service.
In the event of a transfer of an Executive to a position in which he would no longer be eligible to continue in this Plan, or in the event of the disability of a Participant, the Plan Administrator in its sole discretion, shall determine whether a Termination of Service has occurred.

          2.22 "Total and Permanent Disability" means the permanent and lasting inability of a Participant due to illness, accident, or other physical or mental incapacity, to perform his usual duties and services for the Employer. The determination as to whether Total and Permanent Disability exists shall be made by the Plan Administrator based upon the information provided to it.

          2.23 "Valuation Dates" mean March 31 and September 30 of each year.

                                                               Page 48
                                                   Exhibit 10(iii)A(s)

                              ARTICLE III

                             PARTICIPATION

          3.1 Eligibility to Participate. Prior to the commencement of each Fiscal Year, the Company (or its designee) shall specify the Executives who are eligible to make deferral elections under the Plan for the following Fiscal Year (an "Eligible Executive"). Such eligibility designation may be made by establishing a minimum compensation level for participation or by the use of such other criteria as the Company (or its designee) deems appropriate from time to time. An Eligible Executive shall become a Participant upon making the deferral election described in Section 3.2 below.

          3.2 Deferral Election. Each Eligible Executive may elect on an Election Form to have a portion of the Bonus, if any, to be received by him for the Fiscal Year commencing September 1, 1994, and for any Fiscal Year thereafter in which he is eligible to participate, irrevocably deferred in accordance with the terms and conditions of the Plan. The amount that may be deferred for any Fiscal Year shall not be less than $1,000, nor more than 100% of the Bonus for such Fiscal Year.

          An Executive desiring to exercise such election shall, prior to the beginning of each such Fiscal Year (or prior to or coincident with the beginning of the Eligible Executive's initial employment if such employment is to commence other than at the beginning of a Fiscal
Year), complete an Election Form indicating the percentage or dollar amount of his Bonus for such Fiscal Year that he elects to have deferred. If the Eligible Executive's election would result in a deferral greater than the maximum provided herein, any deferred amount shall be reduced to the maximum limit provided herein.

          An election to defer Compensation must be filed with the Plan Administrator within the time period prescribed by the Plan Administrator. If a Participant fails to file a properly completed and duly executed Election Form with the Plan Administrator by the prescribed time, he will be deemed to have elected not to defer any Bonus under this Plan for the Fiscal Year, except to the extent the Plan Administrator in its sole discretion permits an extension of the election period. An Eligible Executive may not, after the applicable election date discontinue his election to participate or change the percentage of Bonus he has elected to defer for a Fiscal Year.

          The Eligible Executive shall designate on the Election Form (or on a separate form provided by the Plan Administrator) a Beneficiary to receive payment of amounts in his Account in the event of his death.

Page 49
                                                   Exhibit 10(iii)A(s)

                              ARTICLE IV

                       INTEREST OF PARTICIPANTS

          4.1  Accounting for Participants' Interests.

          (a)  Class Year Accounts.  A Participant's Class Year
Account shall be credited as of the October 1 next following the end of the Class Year for which the deferral election was made with the dollar amount of Bonus deferred by the Participant for such Class Year pursuant to Section 3.2.

          (b) Account Earnings. Each Class Year Account of the Participant shall be credited with earnings for the period from the prior Valuation Date to the current Valuation Date (or the payment date, where applicable) at the Interest Earnings Rate. The Interest Earnings Rate on the current Valuation Date shall be applied to the balance in each Class Year Account of the Participant as of such Valuation Date.

          4.2  Vesting of a Participant's Account.

          (a) In General. Except as provided in (b) below, a Participant's interest in the amount credited to each Class Year
Account shall at all times be 100% vested and nonforfeitable.

          (b) Termination For Cause. Notwithstanding subsection (a), if a Participant incurs a Termination for Cause, he shall forfeit all earnings credited on all amounts deferred to Class Year Accounts that
have not yet been fully distributed to him under Section    4.3.  The
final determination of whether a
Participant has incurred a Termination for Cause, as defined herein, shall be made by the Plan Administrator.

          4.3  Distribution of a Participant's Account.  Subject to
Article VII, a Participant's Account shall be distributed as follows:

          (a) Class Year Accounts. Except as provided in (b) and (c) below, distribution of each Class Year Account of a Participant shall be made in a single lump sum payment on the October 1 next following five (5) full Fiscal Years after the Class Year. For example, the distribution of the 1995 Class Year Account (the Participant's deferral of Bonus credited to him on October 1, 1995) shall be made on October 1, 2000 and for the 1996 Class Year Account on October 1, 2001, and so on.

          (b) Election to Defer Distribution. A Participant who will become eligible to receive distribution of a Class Year Account under
(a) above may elect to defer to the October 1 of a later year (subject to the limitations provided below) the distribution of such Class Year Account. The election to defer distribution of a Class Year Account must be filed prior to the end of the Fourth Fiscal Year immediately following the Class Year for such Class Year Account. For example, for the 1995

Page 50
                                                  Exhibit 10(iii)A(s)

Class Year Account, the election must be filed prior to September 1, 1999. The Participant's deferral election for a Class Year Account must indicate (i) the October 1 when he desires his benefit to be paid or to commence, which date must be at least two (2) years after the date he could initially have received a distribution, and (ii) whether the distribution should be made in a lump sum or in annual installments over a period of up to ten (10) years; provided that the lump sum or the last installment payment shall be due not later than 10 years after the Participant's retirement. A Participant's Class Year Account for which a deferral election is made under this subsection (b) shall continue to be credited with earnings under Section 4.1(b) until the amount is fully distributed.

          (c)  Death, Disability, Termination of Service.
(i) Notwithstanding the existence of a deferral election under Section 4.3(b), in the event prior to age 55 a Participant dies, becomes Totally and Permanently Disabled, or has a Termination of Service for any other reason, distribution of the balance credited to a Participant's Account shall be made to the Participant (or his Beneficiary in the event of death) as soon as practical. In the event of Termination of Service or death, payment of the Participant's Account shall be made in a lump sum; in the event a Participant becomes Totally and Permanently Disabled, he shall receive a lump sum payment, except for any Class Year Accounts he has previously elected to receive in installments which shall be paid in installments commencing upon his termination. In the event payments are made pursuant to this subsection (c)(i), earnings shall be credited under
Section 4.1(b) to the day prior to the date of payment (except as limited in the case of Termination for Cause).

          (ii) In the event of a Participant's Termination of Service on or after 55 (except for death or Total and Permanent Disability), the balance credited to a Participant's Account shall be distributed to him in a lump sum as soon as practical; provided, that any Class Year Accounts as to which he has properly elected under subsection (b) above a delayed distribution and/or payment in annual installments, shall be distributed in accordance with such elections. A Participant retiring on or after age 55 may elect at least one (1) year prior to the date of his retirement to make the deferral election in Section 4.3(b) with respect to all Class Year Accounts which have not yet become distributable.

          (iii) In the event of death or Total and Permanent Disability on or after age 55 (whether or not the Participant is then employed by an Employer), all amounts credited to a Participant's Account, whether such amounts are currently being paid in installments or are subject to a deferral election under Section 4.3(b), shall be paid in a lump sum to the Participant (or his Beneficiary in the event of death); provided, that a participant who becomes Totally and Permanently Disabled shall receive (or continue to receive), any amount he elected to receive in installments in accordance with such installment

Page 51
                                                   Exhibit 10(iii)A(s)

election commencing on the later of his termination date or the date he became Totally and Permanently Disabled.

          4.4 Hardship. A Participant who is suffering an unforeseen and severe financial hardship as a result of (i) an illness or accident of the Participant or his immediately family, (ii) loss of Participant's property due to casualty, or (iii) for such other reasons as the Plan Administrator may establish, may file a written request with the Plan Administrator for distribution of all or a portion of the amount credited to his Account. The Plan Administrator shall have the sole discretion to determine whether to grant a Participant's hardship request and the amount to distribute to the Participant. The Plan Administrator shall have authority in connection with such hardship request to accelerate the payment of any Class Year Accounts which have been deferred pursuant to Section 4.3(b).

                                                               Page 52
                                                   Exhibit 10(iii)A(s)

                               ARTICLE V

                          PLAN ADMINISTRATOR

          5.1 Committee. The Plan Administrator shall be the Executive Resource and Nominating Committee of the Board of Directors of the Company or such other committee as may be designated by the Company to administer and manage the Plan, provided that, if no committee is designated, the Company shall be the Plan Administrator and shall have the duties of the Plan Administrator provided for herein. Members of the committee shall not be required to be employees of the Company or Participants.

          5.2 Action. Action of the Plan Administrator may be taken with or without a meeting of committee members. If a member of the committee is a Participant in the Plan, he shall not participate in any decision which solely affects his own Account.

          5.3 Right and Duties. The Plan Administrator shall administer and manage the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

          (a)  To construe, interpret, and administer this Plan;

          (b) To make allocations and determinations required by this Plan, and to maintain records regarding Participants' Accounts;

          (c) To compute and certify to the Company the amount and kinds of benefits payable to Participants or their beneficiaries, and to determine the time and manner in which such benefits are to be paid;

          (d) To authorize all disbursements by the Company pursuant to this Plan;

          (e) To maintain (or cause to be maintained) all the necessary records of the administration of this Plan;

          (f) To make and publish such rules for the regulation of this Plan as are not inconsistent with the terms hereof;

          (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder; and

          (h) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

          The Plan Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to

Page 53
                                                   Exhibit 10(iii)A(s)

decide all questions of eligibility for benefits and to determine the amount and manner of payment of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

          5.4 Compensation, Indemnity and Liability. The Plan Administrator shall serve as such without bond and without compensation for services hereunder. All expenses of the Plan and the Plan Administrator shall be paid by the Company. If the Plan Administrator is a committee, no member of the committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Company shall indemnify and hold harmless the Plan Administrator and each member of the committee against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.

          5.5 Taxes. If the whole or any part of any Participant's Account shall become liable for the payment of any estate, inheritance, income, or other tax which the Company shall be required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant whose interests hereunder are so liable. The Company shall provide notice of any such withholding. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

                                                               Page 54
                                                   Exhibit 10(iii)A(s)

                              ARTICLE VI

                           CLAIMS PROCEDURE

          6.1 Claims for Benefits. If a Participant or beneficiary (hereafter, "Claimant") does not receive timely payment of any benefits which he believes are due and payable under the Plan, he may make a claim for benefits to the Plan Administrator. The claim for benefits must be in writing and addressed to the Plan Administrator or to the Company. If the claim for benefits is denied, the Plan Administrator shall notify the Claimant in writing within 90 days after the Plan Administrator initially received the benefit claim. However, if special circumstances require an extension of time for processing the claim, the Plan Administrator shall furnish notice of the extension to the Claimant prior to the termination of the initial 90-day period and such extension shall not exceed one additional, consecutive 90-day period. Any notice of a denial of benefits shall advise the Claimant of the basis for the denial, any additional material or information necessary for the Claimant to perfect his claim, and the steps which the Claimant must take to have his claim for benefits reviewed.

          6.2 Appeals. Each Claimant whose claim for benefits has been denied may file a written request for a review of his claim by the Plan Administrator. The request for review must be filed by the Claimant within 60 days after he received the written notice denying his claim. The decision of the Plan Administrator will be made within 60 days after receipt of a request for review and shall be communicated in writing to the Claimant. Such written notice shall set forth the basis for the Plan Administrator's decision. If there are special circumstances which require an extension of time for completing the review, the Plan Administrator's decision shall be rendered not later than 120 days after receipt of a request for review.

Page 55
                                                   Exhibit 10(iii)A(s)

                              ARTICLE VII

             AMENDMENT AND TERMINATION; CHANGE IN CONTROL

          7.1 Amendments. Subject to Section 7.3, the Company (or its designee) shall have the right in its sole discretion to amend this Plan in any manner at any time; provided, however, that no such amendment shall reduce the Participant's vested interest in his Account under Section 4.2 at that time. Any amendment shall be in writing and executed by a duly authorized officer of the Company. All Participants shall be bound by such amendment.

          7.2 Termination of Plan. The Company expects to continue this Plan, but does not obligate itself to do so. Subject to Section 7.3, the Company reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason (including a change, or an impending change, in the tax laws of the United States or any State). If the Plan is terminated, the Plan Administrator shall be notified of such action in a writing executed by a duly authorized officer of the Company, and the Plan shall be terminated at the time therein set forth. Termination of the Plan shall be binding on all Participants, but in no event may such termination reduce the amounts credited at that time to any Participant's Account. If this Plan is terminated, amounts theretofore credited to Participants' Accounts, including interest from the last Valuation Date to the termination date, shall either be paid in a lump sum immediately, or distributed in some other manner consistent with this Plan, as determined by the Plan Administrator in its sole discretion.

          7.3  Change In Control Provisions.

          (a) Amendment or Termination. Notwithstanding anything contained in this Plan to the contrary, for a period of two (2) years following a Change in Control this Plan shall not be terminated or amended to reduce, suspend or eliminate any Eligible Executive's or Participant's benefits or participation (or right to participate) provided under this Plan, including, without limitation, the benefits provided in Articles III and IV. Any amendment or termination of this Plan which a Participant reasonably demonstrates (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, and which was not consented to in writing by the Participant shall be null and void, and shall have no effect whatsoever with respect to the Participant.

          (b) Termination of Employment. Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated by the Company (other than for "Cause" as defined in (c) below) or by the Participant for any reason within two (2) years following a Change in Control,

Page 56
                                                   Exhibit 10(iii)A(s)

 the Company shall, within five (5) days, pay to the Participant a lump sum cash payment of the amount credited to his Account (including any Class Year Accounts subject to a deferral election under Section 4.3(b)) with earnings determined under Section 4.1(b) credited thereto to the date of payment. If a Participant's employment is terminated
(i) for Cause (as defined in (c) below) within two (2) years following a Change in Control or (ii) for any reason more than two (2) years after a Change in Control, the provisions of Article IV shall apply to the distribution of the Participant's Account.

          (c) Cause. For purposes of Section 7.3(b), a termination for "Cause" is a termination of the Executive evidenced by a resolution adopted in good faith by two-thirds of the Board of Directors of the Company that the Participant (i) intentionally and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform, or (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, that no termination of the Participant's employment shall be for Cause as set forth in clause
(ii) above until (x) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part, shall be considered "intentional" unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, in the case of any Participant who is a party to a Severance Protection Agreement, no failure to perform by the Participant after a Notice of Termination (as defined in the Participant's Severance Protection Agreement) is given by the Participant shall constitute Cause for purposes of this Plan.

Page 57
                                                   Exhibit 10(iii)A(s)

                             ARTICLE VIII

                             MISCELLANEOUS

          8.1 Limitation on Participant's Rights. Participation in this Plan shall not give any Participant the right to be retained in the Company's employ or the employ of any Employer, or any right or interest in this Plan or any assets of the Company other than as herein provided. The Company reserves the right to terminate the employment of any Participant without any liability for any claim against the Company under this Plan, except to the extent provided herein.

          8.2 Benefits Unfunded. The benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to Participants shall be paid from the general assets of the Company, and nothing contained in this Plan shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan shall create only a contractual obligation on the part of the Company, and Participants shall have the status of general unsecured creditors of the Company under the Plan with respect to amounts of Compensation they defer hereunder or any other obligation of the Company to pay benefits pursuant hereto. Any funds of the Company available to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of the Company, and may be used for any purpose by the Company.

          Notwithstanding the preceding paragraph, the Company may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the trust only, such transferred amounts shall remain subject to the claims of general creditors of the Company. To the extent that assets are held in a trust when a Participant's benefits under the Plan become payable, the Plan Administrator shall direct the trustee to pay such benefits to the Participant from the assets of the trust.

          8.3 Other Plans. This Plan shall not affect the right of any Executive or Participant to participate in and receive benefits under and in accordance with the provisions of any other employee benefit plans which are now or hereafter maintained by the Company, unless the terms of such other employee benefit plan or plans specifically provide otherwise.

          8.4 Receipt or Release. Any payment to a Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Administrator, the Company and any Employer, and the Plan Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.

                                                               Page 58
                                                   Exhibit 10(iii)A(s)

          8.5 Governing Law. This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

          8.6 Gender, Tense, and Headings. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

          8.7 Successors and Assigns; Nonalienation of Benefits. This Plan shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns; provided, however, that the amounts credited to the Account of a Participant shall not (except as provided in Section 5.5) be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement, shall be null and void and not binding on the Plan or the Company. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to substantially all of the business or assets of the Company to expressly agree to assume and perform this Agreement in the same manner that the Company would be required to perform it.

          IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers to be effective September 1, 1994.

                              NATIONAL SERVICE INDUSTRIES, INC.



                              By: \s\ D. Raymond Riddle

Page 59
                                                   Exhibit 10(iii)A(s)

                         APPENDIX A

                   NATIONAL SERVICE INDUSTRIES, INC.
                        EXECUTIVE SAVINGS PLAN


                      ELECTION TO PARTICIPATE AND
                      DESIGNATION OF BENEFICIARY


To the Plan Administrator:

 I hereby elect to participate in the NATIONAL SERVICE INDUSTRIES, INC. EXECUTIVE SAVINGS PLAN (the "Plan") pursuant to the terms and conditions of such Plan contained in the Plan document adopted by NATIONAL SERVICE INDUSTRIES, INC. ("Company"), all of which terms and conditions are incorporated herein by reference.

I.  BONUS DEFERRAL ELECTION

     a. Bonus Deferral: I hereby elect to defer the amount of my Bonus indicated below for the Company's Fiscal Year commencing September 1, ____: (indicate Fiscal Year for which this election is effective).



      _____% of my Bonus



     $_____ of my Bonus (if my Bonus is less than this amount, 100% of my Bonus will be deferred).



      _____% of my Bonus in excess of $



      Other

      b.  Deferral Limitation:  Notwithstanding my election in this
          Section I, I understand that my annual deferral cannot be less than $1,000 nor exceed 100% of my Bonus for the Fiscal Year and, that in the event my election does not satisfy these limitations, the Plan Administrator will adjust my election in an appropriate manner.

II.  Election Not To Participate


I hereby elect not to defer any portion of my Bonus for the Company's Fiscal Year commencing September 1, ____: (indicate Fiscal Year).

                                                               Page 60
                                                   Exhibit 10(iii)A(s)

III. BENEFICIARY DESIGNATION

          I designate the following person(s) as Primary and Contingent Beneficiaries under the Plan:

Primary Beneficiary:

______________________ __________________  __________________
Name                   % Benefit             Relationship

______________________ __________________  __________________
Name                   % Benefit             Relationship

______________________ __________________  __________________
Name                   % Benefit             Relationship


Contingent Beneficiary(s): (will only receive benefits if none of the Primary Beneficiary(ies) survives the Participant)

______________________ __________________  __________________
Name                   % Benefit             Relationship

______________________ __________________  __________________
Name                   % Benefit             Relationship

______________________ __________________  __________________
Name                   % Benefit             Relationship



III. SIGNATURE

          I retain the right, at any time, to change the Beneficiary designation in Section III above by giving written notice of such change to the Plan Administrator and to make such other changes to this Election Form as may be permitted by the Plan. I hereby agree to be bound by all of the terms and conditions of the Plan, as it may be amended from time to time.

Dated: ____________________             ___________________________

                                        S.S.N. __________________

Received By Company: _______________________
__________________                 Signature
Date